HAWKINS, DELAFIELD & WOOD
                               ONE GATEWAY CENTER
                          NEWARK, NEW JERSEY 07102-5311





                                                   March 25, 1999


First Investors Management Company, Inc.
95 Wall Street
New York, New York 10005-4297

                        Re:   First Investors Multi-State Insured
                              Tax Free Fund (New Jersey Fund
                              ------------------------------

Gentlemen:

            We hereby consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 24 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax Free Fund (New Jersey Fund) and the related Prospectus and Statement of Additional Information.


                                                Very truly yours,

                                                /s/ Hawkins, Delafield & Wood

                                                Hawkins, Delafield & Wood